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                                                                      EXHIBIT 11

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES
                        CALCULATION OF EARNINGS PER SHARE
                     (In thousands except per share amounts)

                                                                   Sixteen Weeks Ended
                                                                   -------------------
                                                                   May 17,     May 18,
                                                                    1999        1998
                                                                   -------     -------
BASIC EARNINGS PER SHARE
------------------------

    Income before extraordinary item                               $19,130     $22,732
    Extraordinary item - gain on early retirement of debt,
     net of applicable income taxes of $186                            290          --
                                                                   -------     -------
Net income                                                         $19,420     $22,732
                                                                   =======     =======

    Weighted average number of common shares outstanding
     during the period                                              51,860      51,229
                                                                   =======     =======

    Basic earnings per share before extraordinary item             $  0.36     $  0.44

    Extraordinary item - gain on early retirement of debt,
     net of applicable income taxes - basic                           0.01          --
                                                                   -------     -------

    Basic net income per share                                     $  0.37     $  0.44
                                                                   =======     =======

DILUTED EARNINGS PER SHARE
--------------------------

Income before extraordinary item                                   $19,130     $22,732
    Interest expense and amortization of debt issuance costs,
     net of income tax effect applicable to convertible
     subordinated notes                                              1,415       1,016
                                                                   -------     -------
    Diluted income before extraordinary item                        20,545      23,748
    Extraordinary item - gain on early retirement of debt, net
     of applicable income taxes of $186                                290          --
                                                                   -------     -------

    Diluted net income                                             $20,835     $23,748
                                                                   =======     =======

    Weighted average number of common shares outstanding
     during the period                                              51,860      51,229

    Incremental common shares attributable to:
        Exercise of outstanding options                                839       1,700
        Issuance of convertible subordinated notes                   3,642       2,652
                                                                   -------     -------

            Total shares                                            56,341      55,581
                                                                   =======     =======

    Diluted net income per share before extraordinary item         $  0.36     $  0.43

    Extraordinary item - gain on early retirement of debt,
     net of applicable income taxes - diluted                         0.01          --
                                                                   -------     -------

    Diluted earnings per share                                     $  0.37     $  0.43
                                                                   =======     =======
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